                      FDP Series, Inc. (the "Registrant")
                      -----------------------------------
                 FDP BlackRock MFS Research International Fund
                        FDP BlackRock Janus Growth Fund
                       FDP BlackRock Invesco Value Fund
              FDP BlackRock Franklin Templeton Total Return Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment, dated January 28, 2016, and filed with the State Department of Assessments and Taxation of the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

                               FDP SERIES, INC.

                             ARTICLES OF AMENDMENT

   FDP SERIES, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law
   -----
(the "MGCL"), the charter of the Corporation is hereby amended by renaming the series of the Corporation as set forth below:

 Current Name of Series                          New Name of Series
 ----------------------                 -------------------------------------
 MFS Research International FDP Fund    FDP BlackRock MFS Research
                                        International Fund
 Marsico Growth FDP Fund                FDP BlackRock Janus Growth Fund
 Invesco Value FDP Fund                 FDP BlackRock Invesco Value Fund
 Franklin Templeton Total Return FDP    FDP BlackRock Franklin Templeton
   Fund                                 Total Return Fund

   SECOND: The amendment to the charter of the Corporation that is effected by
   ------
these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

   THIRD: The authorized stock of the Corporation has not been increased by
   -----
these Articles of Amendment.

   FOURTH: As amended hereby, the charter of the Corporation shall remain in
   ------
full force and effect.

   FIFTH: These Articles of Amendment shall be effective as of the 30th day of
   -----
   January, 2016.

                           [Signature Page Follows]

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   IN WITNESS WHEREOF, FDP SERIES, INC., has caused these Articles of Amendment to be signed in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 28 day of January 2016.

WITNESS:                          FDP SERIES, INC.

By:     /s/ Benjamin Archibald    By:     /s/ John Perlowski
        ----------------------            ------------------
Name:    Benjamin Archibald       Name:    John Perlowski
Title:   Secretary                Title:   President

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